Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131428) of our report dated March 27, 2007, with respect to the consolidated financial statements of SGX Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
                                                                                                  /s/ Ernst & Young LLP
San Diego, California
March 27, 2007